EXHIBIT 99.1

PROFIRE ENERGY APPOINTS STEPHEN E. PIRNAT TO SERVE ON
BOARD OF DIRECTORS

Company Appoints Former President/CEO of John Zink Company, an Energy-Combustion
Subsidiary of Koch Industries, as Newest Director of Profire

LINDON, Utah, January 16, 2014- Profire Energy, Inc. (OTCBB:PFIE), a technology company which manufactures, installs and services burner management systems and other combustion technologies for the oil and gas industry, today announced the appointment of Stephen E. Pirnat to serve on its board of directors.

“Stephen is an extraordinary executive, with a strong background in the oil and gas industry,” said Brenton Hatch, Chief Executive Officer of Profire. “He offers a wealth of experience and has an ability to discuss the industry’s challenges in a straightforward, clear way that will greatly enhance our Board’s knowledge of the industry.”

Stephen Pirnat serves as the Managing Director of Europe, the Middle East and Africa for the Quest Integrity Group of Team Inc. (NYSE:TISI). Mr. Pirnat has held the position of President of Quest Integrated Inc., a technology incubator and boutique private equity firm and President of the newly formed Quest Metrology Group LLC. From February 2000 to September 2009, Mr. Pirnat served as President and Chief Executive Officer of the John Zink Company LLC, a wholly owned subsidiary of Koch Industries and a worldwide leader in the supply of combustion and air pollution control equipment to the energy industry. Koch Industries is the second-largest private company in America, with approximately $115 billion in revenue, operations in 60 countries and 60,000 employees. In that former capacity, Mr. Pirnat was a board member of Quest Integrity Group.

Mr. Pirnat, a long-time executive with Ingersoll-Rand and Ingersoll-Dresser Corporation (the former reporting about $15 billion in revenues in its last fiscal year), went to John Zink from a previous post as President and Chief Executive Officer of Pangborn Corporation, a leading supplier of surface preparation equipment and associated services to the automotive and aircraft industries. Steve began his career as an applications engineer with the Pump and Condenser Group of Ingersoll-Rand, where he advanced through a variety of sales, marketing, engineering and operational positions with that company and its successor, Ingersoll- Dresser. These positions included Vice President of Ingersoll-Rand’s Standard Products Division, Vice President of Marketing for Ingersoll-Dresser Pumps, President of Ingersoll- Dresser Canada Ltd., and Vice President and General Manager of Ingersoll-Rand Engineered Equipment Division. He has been a Director of ClearSign Combustion Inc. since November 2011. Mr. Pirnat holds a BS in Mechanical Engineering from the New Jersey Institute of Technology.

Mr. Pirnat is expected to enhance the Company’s industry expertise, as well as help direct its engineering and marketing activities.

“As we continue to grow, having our Board provide valuable insight into the dynamics and trends of the industry will be increasingly important,” said Andrew Limpert, Chief Financial Officer of the Company. “In the coming months and years, we expect to work more frequently with larger customers while responding to a changing legislative landscape, and we expect Stephen’s service and expertise will help us evolve our growth plan in a way that accounts for these variables. We very much look forward to his involvement on the Board and the insight he will provide into the industry’s needs, so we can continue to provide innovative products and solutions to our customers.”

“Profire is a unique, disciplined Company with a team that is well-versed in burner management,” said Mr. Pirnat. “In my discussions with management, I sensed their commitment to be a major player in the industry—and more importantly, to improve the industry’s efficiency and safety. With continued innovations to their product line—together with a strong knowledge of the industry—I expect Profire to rise to new heights of performance and influence in the industry. I look forward to working with their exceptional Board of Directors in helping them do just that.”

To learn more about Profire Energy or its products, please contact Profire Energy, or visit www.ProfireEnergy.com.

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient transportation, refinement and production of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent EPA standards and enhanced margins with their energy production processes, Profire Energy’s burner management systems are increasingly becoming part of their solution. To learn more about the company’s products and services, please visit www.ProfireEnergy.com. Profire Energy has offices in Lindon, Utah; Houston, Texas; and Edmonton, Alberta, Canada.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding Mr. Pirnat’s anticipated enhancement of the Board’s knowledge of the industry, the direction of the Company’s engineering and marketing activities, the increasing importance of the Board providing industry insight, the Company’s expectation to work more frequently with larger customers while responding to a changing legislative landscape, the expectation that Mr. Pirnat’s service and expertise will help the Company evolve its growth plan and provide industry insight, the Company’s ability to provide innovative products and solutions to its customers, anticipated improvements to the industry’s efficiency and safety that the Company is committed to, and expectations for the Company to rise to new heights of performance and influence and Mr. Pirnat’s role in doing so. All such forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company’s periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:

Profire Energy, Inc. Andrew Limpert, CFO (801) 796-5127	Profire Energy, Inc. Nathan McBride, Finance & Communications (801) 796-5127

RedChip Companies, Inc. Brendan Hopkins 1-800-RED-CHIP (733-2447), ext. 134